                                POWER OF ATTORNEY

        Know all by these presents that Michael W. Grandstaff, does hereby make, constitute and appoint each of Christopher A. Pesch and Christopher L. Pizzo, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Patriot National, Inc. (i) pursuant to Section
16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 with regard to his ownership of or transactions in securities of
Patriot National, Inc., unless earlier revoked in writing. The undersigned acknowledges that Christopher A. Pesch and Christopher L. Pizzo are not assuming any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.

                                        By:   /s/ Michael W. Grandstaff
                                              ---------------------------------
                                              Michael W. Grandstaff

                                        Date: January 8, 2015
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